Exhibit 5.1

Form of opinion and consent of Tarter Krinsky & Drogin LLP

February 7, 2022

The Greenrose Holding Company Inc.

111 Broadway

Amityville, NY 11701

Re: The Greenrose Holding Company Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to The Greenrose Holding Company Inc. (the “Company”), a Delaware corporation, in connection with the preparation of amendment no. 1 to the registration statement on Form S-1 (File No. 333-262003) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale from time to time of (i) 17,910,000 shares of our common stock issuable upon exercise of warrants to purchase common stock; (ii) 5,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), held by the former equity holders of Theraplant, LLC; (iii) 4,430,378 shares of Common Stock held by True Harvest LLC; (iv) 2,266,350 shares of the Common Stock held by the Company’s sponsor, Greenrose Associates LLC; (v) 22,000 shares of the Common Stock and 132,000 private warrants (the “private warrants”) held by Imperial Capital, LLC, the representative of the underwriters in the Company’s initial public offering (“Imperial”); and (vi) 88,000 shares of our Common Stock and 528,000 private warrants held by I-Bankers Securities, Inc, an underwriter in the Company’s initial public offering (“I-Bankers” and, together with Theraplant, True Harvest, the Company’s Sponsor and Imperial, the “Selling Stockholders”; the Common Stock and private warrants together, the “Securities”). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

For the purposes of our opinion, we have reviewed originals, or copies, certified or otherwise identified to our satisfaction, of:

1.	the Registration Statement;

2.	the Second Amended and Restated Certificate of Incorporation of the Company (the “COI”);

3.	the agreements between and among the Company and the Selling Stockholders;

4.	such documents, records, and other instruments as we have deemed appropriate, including a certificate, dated as of the date hereof, delivered by an officer of the Company, as to certain matters of fact, including matters relating to the Company’s Securities.

We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates and documents relating to the Corporation, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. As to various questions of fact material to this opinion which we have not independently established, we have reviewed and relied upon, without independent verification, certificates of public officials and officers of the Corporation.

Whenever our opinion refers to Securities of the Company as being “fully paid and non-assessable,” such opinion indicates that neither the Company nor any of its creditors has the right to require the holders of the Shares to pay anything more to the solely because they own the Shares. No opinion is expressed as to the adequacy of any consideration received, whether in cash, past services performed for the Company or otherwise.

In rendering our opinion expressed below, we have assumed with respect to all of the documents reviewed by us the genuineness of all signatures (original or electronic) and seals, the legal capacity at all relevant times of any natural person signing any such documents, the incumbency of any person acting or purporting to act as a corporate or public official, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as a reproduction (including facsimiles and electronic copies), that the minute books of the Corporation provided to us contain all constating documents of the Corporation and are a complete record of the minutes, resolutions and other proceedings of the directors (and any committee thereof) and shareholders of the Corporation prior to the Effective Date, and the truthfulness and accuracy of all certificates of public officials and officers of the Corporation as to factual matters. We have further assumed that none of the Company’s COI, nor the resolutions of the stockholders or directors of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

1.	the Securities to be offered and sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”);

2.	shares of Common Stock have been validly issued by the Company and are fully paid and nonassessable;

3.	the private warrants constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with the terms set forth in the relevant agreements described in the Registration Statement;

4.	when the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, the Common Stock when issued by the Company in accordance with the terms of the relevant warrant agreements against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement.

Yours truly,

Tarter Krinsky & Drogin LLP

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